Exhibit 10.5
Commercial Lease
This document has legal consequences.
If you do not understand it, consult your attorney.
This Form Should Be Used Under the Supervision of an Attorney in
Complex Transactions or in Leases that Are Not Short-Term
THIS LEASE, made and entered into as of March 8, 2006, by and between LINDEN AND BEVERLY BLACK (Name of Owner if signed by Owner) Owner,                      (Owner’s Address) or                      (Name of Manager if signed by Manager) Manager,                      (Manager’s Address) who is authorized by Owner to accept service of process and to receive all notices and demands from Tenant, which Owner and Manager are hereinafter referred to as “Landlord”, and BARRY AND LISA SCHWARTZ, hereinafter referred to as “Tenant”.
     WITNESSETH THAT for good and valuable consideration, Landlord leases to Tenant and Tenant leases from Landlord, the Premises together with the nonexclusive right to use the common areas (if any) in and out any building of which the pre form a part, on the terms described in this Lease.
     1. BASIC TERMS: The following basic terms shall apply to this Lease.
     “Term”: A period of six months starting on March 8, 2006, and ending on September 8, 2006.
     “Premises”: The Premises identified as and having an address of 5002 S. 169 Hwy., St. Joseph, Missouri, as the same may be more particularly described in Addendum A [check here if attached ☐], [complete the following if it applies] containing approximately 9,000 square feet in the shopping center or multiple tenancy building commonly known as Warehouse B.
     “Prepaid Rent”: $2,850.00, representing payment of the first monthly installment of rent for the Term.
     “Proportionate Share”: Tenant’s percentage of rentable floor space in the entire shopping center or multiple tenancy building agreed by Landlord and Tenant to equal [complete if applicable]                     %.
“Reimbursements”: Tenant shall pay Landlord as additional rent its Proportionate Share of

[Check one]	☐ all	☐ the “Increase” in, or	☑	no operating expenses;
[Check one]	☐ all	☐ the “Increase” in, or	☑	no real estate taxes and installments of either general or special assessments; and
[Check one]	☐ all	☐ the “Increase” in, or	☑	no premiums for fire and extended coverage insurance.
     “Increase”: shall mean the increase in such amount over and above the amount for the last calendar year prior to the calendar year in which the Term starts.

     “Rent”: Payable in monthly installments of $2,850.00 in advance, at                      or at such other place as Landlord shall designate by notice.
     “Security Deposit”: $2,850.00.
     ☑ (Check if applicable and complete) See attached addendum(s):
     2. PAYMENT OF RENT: Tenant agrees to pay the monthly installments of rent in advance on the first day of each and every month during the Term and any extensions or renewals thereof, without demand, except that Tenant shall pay the first monthly installment concurrently with the execution of this Lease. If the Term commences or ends on a day other than the last day of a calendar month, the monthly installment of rent for such month shall be prorated on a daily basis. Tenant’s covenant to pay rent shall be independent of every other covenant set forth in this Lease and Tenant shall have no right of deduction or set-off whatever. Landlord shall use diligence to give possession as scheduled above and rent shall abate (prorated on a daily basis) for the period of any delay in so doing, but such delay will not change the scheduled expiration of the Term. Tenant shall make no other claim against Landlord for such delay.
     3. PERCENTAGE RENT: This paragraph applies to any lease permitting a retail use. Tenant shall pay as percentage rate for each Lease year the amount, if any, by which                      percent (___%) of the amount of Tenant’s Gross Sales (as defined below) during such Lease year exceeds the basic fixed rent for such Lease year. The first Lease year shall commence on the first day of the first full calendar month of the Term and shall end at the close of the twelfth full calendar month of the Term; thereafter, each Lease year shall consist of consecutive periods of twelve (12) full calendar months. “Gross Sales” shall include the aggregate of all sales and charges for services rendered or performed, whether wholesale or retail, and whether cash or credit, made in, upon or from the Premises, and all of its departments, or made by concessionaires, but shall not include sales taxes or similar taxes collected from customers for governmental agencies, federal, state or local, sales to employees at discount, nor returns, refunds or allowances made by Tenant to its customers. Tenant shall pay such percentage rent within fifteen (15) days after the last day of each quarter of Tenant’s fiscal year. Tenant uses a fiscal year ending on ___.
     4. SECURITY DEPOSIT: Tenant shall pay Landlord the security deposit described above upon execution of this Lease. Landlord shall hold the security deposit without interest as security for the payment of rent and any other payments now or which may become due Landlord under this Lease and as security for the faithful performance by Tenant of all the terms of this Lease. Landlord shall return the security deposit to Tenant after the expiration of this Lease or of any renewal or extension thereof or upon the termination without the fault or default of Tenant, provided Tenant shall have made all such payments and performed all the terms of this Lease. Nothing in this paragraph shall be deemed to limit the amount of any claim, demand, or cause of action of Landlord against Tenant under this Lease.
     5. USE OF PREMISES: Tenant agrees to use and occupy the Premises solely as manufacturing/shipping and for no other purpose without the prior written consent of Landlord in each or any event, which written consent shall be at Landlord’s discretion.
     6. INSURANCE; INDEMNITY; LIABILITY: Tenant shall comply with all insurance regulations so the lowest fire, lightning, explosion, extended coverage and liability insurance rates may be obtained; and nothing shall be done or kept in or on the Premises by Tenant or which will cause cancellation of any such insurance or which will cause an increase for the premium for any such insurance on the Premises or on any shopping center or multiple-tenancy building of which the Premises form a part or on any contents located therein, over the premium usually charged for the proper use of the Premises as permitted by this Lease. On demand, Tenant shall reimburse Landlord for insurance premiums if so provided in “Basic Terms” at section 1, prorated on a daily basis for any partial year.
     Tenant shall at all times indemnify, defend and hold harmless Landlord from all loss, liability, cost, or damages that may occur or be claimed with respect to any person, entity, or property, on or about the Premises or to the Premises itself resulting from any act or omission of Tenant, its agents, employees, invitees, or any person on the Premises related to Tenant’s use, occupancy, non-use, or possession of the Premises and any and all loss, cost, liability or expense resulting therefrom except to the extent caused by Landlord’s willful misconduct or gross negligence. Tenant shall maintain the Premises in a safe and careful manner. Tenant shall maintain adequate insurance on its personal property used or kept in the Premises and shall maintain comprehensive public liability insurance with a responsible insurance company, licensed to do business in Missouri and satisfactory to Landlord, properly protecting and indemnifying Landlord in an amount of not less than Two Million Dollars ($2,000,000) for injury to or death of any one person, Two Million Dollars ($2,000,000) for personal injury to or death of two or more persons arising out of any one occurrence and not less than Five Hundred Thousand Dollars ($500,000) with respect to property damage. Tenant shall furnish Landlord with a certificate or certificates of insurance covering such insurance so maintained by Tenant.
     7. SIGNS AND ADVERTISEMENTS: Tenant shall not put upon nor permit to be put upon any part of the Premises, any signs, billboards or advertisements whatsoever without the prior written consent of Landlord.
     8. ACCEPTANCE AND MAINTENANCE AND REPAIR: Tenant has inspected and knows the condition of the Premises and accepts the same in its present condition (subject to ordinary wear, tear, and deterioration if the Term commences after the date hereof, and to the rights of present or former occupant or occupants, if any, to remove movable property). Tenant shall keep in good repair and condition and, when necessary, will replace all parts of the Premises (except those for which Landlord is expressly responsible under this Lease), including, without limitation, docks, utility service lines from the point where such lines enter any building of which the Premises form a part, interior walls, inside surfaces of exterior walls, fixtures, floor coverings, lighting fixtures, hearing, ventilating, air-conditioning, plumbing, sprinkler system, glass, windows, doors, elevator, electrical and other mechanical equipment, appliances and systems, improvements made by and at the expense of Tenant, Tenant’s property (including, without limitation, Tenant’s signs and advertisements), and, if included in the Premises, railroad tracks, driveways, approaches, sidewalks, parking areas and adjacent alleys. If included in the Premises, Tenant will regularly water, mow, trim, fertilize and otherwise maintain lawns, shrubs, plants, trees and other landscaping, will prevent water pipes from freezing, will clean, remove snow and ice from, prevent damage to by placement or movement of trash containers, trailers, or dollies on, repaint, repave, and repair such railroad tracks, driveways, approaches, sidewalks, parking areas and adjacent alleys. Tenant will not store personal property anyplace outside of a building without the prior written consent of Landlord. Tenant shall surrender the Premises broom clean, in the same condition as when occupied, excluding ordinary wear and tear.
     9. MAINTENANCE BY LANDLORD: Landlord shall keep in repair, ordinary wear and tear excepted, the roof and exterior walls (exclusive of interior surfaces), gutters and downspouts of any building of which the Premises form a part, except as to damage arising from the negligence of the Tenant, but nothing herein shall be construed as requiring Landlord to repair any front or other part installed by the Tenant or glass in windows or doors. Landlord shall have no duty to make any such repairs until and unless Tenant notifies Landlord, in writing, of the necessity therefor, in which event Landlord shall have a reasonable time thereafter to make such repairs. Landlord reserves the right to the exclusive use of the roof and exterior walls which Landlord is so obligated to repair.
     10. ENTRY: Landlord may enter the Premises at reasonable hours to examine the same, to show the same to prospective lenders and purchasers, and to do anything Landlord may be required to do under this Lease or which Landlord may deem necessary for the good of the Premises or any building of which the Premises form a part; and, during the last days of this Lease, Landlord may display a “For Rent” sign on and show the Premises to prospective tenants.
     11. SHOPPING CENTER OR MULTIPLE TENANCY BUILDING: This paragraph applies if the Premises are a part of a shopping center or multiple tenancy building. Tenant shall conduct its business in a manner not objectionable to other tenants of Landlord by taking reasonable steps to reduce noise, vibration, odor, trash or fumes. If Landlord receives complaints from its other tenants, Tenant, upon notice from Landlord thereof, will promptly modify its conduct to eliminate such objectionable operations. Subject to the paragraphs captioned “Basic Terms” and “Maintenance by Landlord,” Tenant shall pay to Landlord, Tenant’s Proportionate Share of the operating expenses of any such shopping center or multiple tenancy building for any common areas (including, without limitation, expenses for security, lighting, painting, cleaning, snow and ice removal, inspecting, repairing and replacing) incurred by Landlord in its discretion. Tenant shall make such reimbursements on demand, but no more frequently than monthly. Landlord may, at its option, make monthly or other periodic charges based upon the estimated annual cost of operating expenses payable in advance but subject to readjustment based on the actual cost for such year.
     12. AUDITS: Landlord agrees to keep accurate records documenting operating expenses and Tenant agrees to keep accurate records documenting Gross Sales for a minimum of four (4) years after either incurring such costs or making such sales. Upon ten (10) days’ prior written notice, either party, at its sole cost and expense, may examine the other party’s records (no more than once per year). If such examination reveals a misstatement of four percent (4%) or more (per year for operating expenses or per quarter for Gross Ales), then the other party shall pay the reasonable cost of such examination and either refund the overcharged amount or pay additional rent, together with interest thereon of nine percent (9%) per year payable from the date of the overcharge of operating expenses or underpayment of percentage rent.
     13. DAMAGE BY CASUALTY: If the Premises or any building of which the Premises form a part, shall be destroyed or shall be so damaged by fire or other casualty, as to become untenantable, then, at Landlord’s option, this Lease shall terminate from the date of such damage or destruction and Tenant shall immediately surrender the Premises to Landlord, and Tenant shall pay rent, prorated on a daily basis, to the time of such surrender; provided, however, that Landlord shall exercise its option to terminate this Lease by written notice to Tenant within                      (     ) days after such damage or destruction. If Landlord does not elect to terminate this Lease, then this Lease shall continue in full force and Landlord shall repair the Premises using reasonable diligence to put the same in as good a condition as prior to the damage or destruction, and for that purpose may enter the Premises. Rent shall abate in proportion to the extent and duration of untenantability. In either event, Tenant shall remove all rubbish, debris, merchandise, furniture, equipment and other of its personal property within ten (10) days after the request of the Landlord. If the fire or other casualty does not render the Premises untenantable and unfit for occupancy, then Landlord shall repair the same using reasonable diligence but rent shall not abate. Tenant shall have no claim for compensation or otherwise resulting from inconvenience or annoyance arising from such repairs of any portion of any building or the Premises, however occurring.
     14. PERSONAL PROPERTY: Landlord shall not be liable for any loss or damage to any merchandise, inventory, goods, fixtures, improvements or personal property in or about the Premises, regardless of the cause of such loss or damage.
     15. ALTERATIONS: Tenant shall not make any alterations or additions in or to the Premises without the prior written consent of Landlord.
     16. UTILITIES OR SERVICES: Tenant shall furnish and pay for all electricity, gas, water, fuel, trash removal and any services or utilities used in or assessed against the Premises, unless otherwise expressly provided in this Lease.
     17. PUBLIC REQUIREMENTS: Tenant shall comply with all laws, orders, ordinances, and other public requirements now or hereafter affecting the Premises or the use thereof, including, without limitation, environmental laws and accessibility laws, and indemnify, defend and hold Landlord harmless from expense or damage resulting from failure to do so.
     18. FIXTURES: All building repairs, alterations, additions, improvements, installations, and other fixtures, by whomever installed or erected (except for such business trade fixtures and equipment belonging to Tenant as Tenant can remove without damage to the Premises or building) shall belong to Landlord and remain on and be surrendered with the Premises at the expiration of this Lease. However, at Landlord’s option, Tenant shall remove Tenant’s alterations or improvements prior to the expiration of this Lease and return the Premises to their original condition.
     19. REAL ESTATE TAXES AND ASSESSMENTS: On demand, Tenant shall reimburse Landlord for real estate taxes and installments of either general or special assessments, if so provided in the paragraph captioned “Basic Terms,” prorated on a daily basis for any partial year.
     20. EMINENT DOMAIN: If the Premises or any substantial part thereof shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, this Lease shall terminate upon the date when the possession of the Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Tenant shall have no claim against Landlord for the value of any unexpired Term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of Landlord’s building or the land under it or if the grade of any street or alley adjacent to the building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the building to conform to the changed grade, Landlord shall have the right to cancel this Lease after having given written notice of cancellation to Tenant not less than ninety (90) days prior to the date of cancellation designated in the notice. In either case, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or change of grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures.
     21. SUBROGATION: In consideration of this Lease, each of the parties to this Lease releases each other from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by parties resulting from a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that such releases shall not apply to any loss or damage occasioned by the willful, wanton, or premeditated negligence of either of the parties. The parties agree that any insurance to their respective properties shall contain an appropriate provision whereby the insurer consents to the mutual release of liability contained in this paragraph.
     22. DEFAULT AND REMEDIES: If: (a) Tenant fails to comply with any term of this Lease; (b) Tenant deserts or vacates the Premises; (c) any petition is filed by or against Tenant in bankruptcy or under any similar law; (d) Tenant becomes insolvent or makes a transfer in fraud of creditors; (e) Tenant makes an assignment for the benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, then in any of such events, Tenant shall be in default and Landlord shall have the option to do any one or more of the following: upon ten (10) days’ prior written notice, in limitation of any other remedy permitted by law, to enter upon the pre or any part thereof either with or without process of law, and to expel, remove and put out Tenant or any other persons who might be thereof, together with all personal property found therein; and, Landlord may terminate this Lease or it may from time to time, without terminating this Lease, rent the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rent and upon such terms as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises. At the option of the Landlord, rents received by Tenant from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than rent and additional rent due hereunder; second, to payment of any costs and expenses of such reletting, including, without limitation, attorneys’ fees, advertising fees and brokerage fees, and to the payment of any repairs, renovation, remodeling, redecoration, alterations and changes in the Premises; third, to the payment of rent, additional rent, and interest, due and payable under this Lease, and, if after applying such rents against Thornton rent and additional rent and interest Tenant must pay Landlord under this Lease there remains a deficiency. Tenant shall pay any such deficiency to Landlord as calculated and collected by Landlord monthly. No such re-entry or taking possession of the Premises shall be constituted as an election on Landlord’s part to terminate or accept a surrender of this Lease unless Landlord gives Tenant a prior written notice of such intention. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the worth at the time of such termination of the excess of the amount of rent and additional rent reserved in this Lease for the balance of the Lease Term over the then reasonable rental value of the Premises for the same period. Landlord shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of Tenant by injunction or otherwise, without such result being deemed a termination of or acceptance of surrender of this Lease, and Landlord, whether this Lease has been terminated or not, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent or unpaid additional rent or any other sums due from Tenant to Landlord under this Lease which were or are unpaid at the date of termination. If Landlord uses an attorney to enforce its rights or to collect any amount payable by Tenant under this Lease, then in each case Tenant shall pay Landlord’s reasonable attorney’s fees and expenses.
     23. WAIVER: The rights and remedies of the Landlord under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Landlord of any breach or breaches, default or defaults, of Tenant hereunder shall not be deemed to be a continuing waiver of such breach or default nor as a waiver of or permission, express or implied, for any subsequent breach or default; and it is agreed that the acceptance by Landlord of any installment of rent subsequent to the date the same should have been paid hereunder shall in no manner alter or affect the covenant and obligation of Tenant to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by Landlord after termination of this Lease in any way shall reinstate, continue or extend the Term.
     24. REAL ESTATE COMMISSION: Landlord agrees that the Broker(s) identified in section 37 (the “Broker(s)”) is (are) the only real estate broker(s) involved in representing or procuring the parties to this Lease. Upon execution of this Lease by both Landlord and Tenant, Landlord will pay Broker(s) a commission of 1/4 of 1 month pursuant to the agreement between the Landlord and the Broker(s). Upon execution of any extensions or renewal of this Lease, or expansions of the Premises, Landlord will pay Broker(s) a commission of 1/2 of 1 month per year on all rents to be received for any such extensions or renewals and on all increases in the amount of rent due Landlord as a result of any expansions of the Premises. If Tenant purchases the Premises, Landlord shall pay Broker(s) a commission of 3.5% less the commission on the lease agreement.
     ☑ (Check if applies) Compensation to the Broker(s) will be paid by Seller.
     25. HOLDING OVER: If Tenant holds over after the Term or any renewal or extension thereof, Tenant will pay a minimum of double rent for the entire hold-over period, unless Landlord and Tenant enter a written “hold-over agreement” expressly identified as such. Tenant shall be deemed a trespasser and shall have no right to the Premises whatsoever. Tenant shall further be liable to Landlord for all direct and consequential damages caused by such hold-over and for all attorney’s fees and expenses incurred by Landlord in enforcing its right under this Lease.
     26. ASSIGNMENT AND SUBLETTING: Tenant may not assign this Lease or allow it to be assigned by operation of law or otherwise, or sublet the Premises or any part thereof, or use or permit the Premises to be used for any purpose not permitted by this Lease without the prior written consent of Landlord to each such assignment, sublease, or change in use, which consent will not be unreasonable withheld.
     27. ESTOPPEL CERTIFICATE: Tenant shall, from time to time upon not less than ten (10) days’ prior written request by Landlord, deliver to Landlord a written certificate stating as follows: that this Lease Is unmodified and in full force, or if modified, that the Lease as modified is in full force, the dates to which rent or other charges have been paid, and that Landlord is not in default under this Lease except for such defaults, if any, described in detail in such certificate.
     28. SUBORDINATION: If Landlord holds title to the Premises under a lease, then this Lease, as a sublease, shall remain subject to the terms of the underlying lease. This Lease shall also be subject and subordinate in law and equity to any existing or future mortgage or deed of trust placed by Landlord upon these Premises or the property of which the Premises form a part. Upon request, Tenant shall execute any documents reasonable required to confirm such subordination.
     29. QUIET POSSESSION: Landlord agrees that if Tenant performs full all of its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises; provided that such covenant of quiet enjoyment shall only bind the named Landlord, its heirs, successors, or assigns during such party’s ownership of the Premises. Landlord and Tenant further represent that each has full right, title, power and authority to make, execute and deliver this Lease.
     30. SUCCESSORS AND ASSIGNS: All the covenants, agreements and conditions herein contained shall extend to and be binding upon the respective successors, heirs, executors, administrators, assigns, receivers or other personal representatives of the parties to this Lease. Neither this Lease nor any interest therein shall pass to any trustee or receiver in bankruptcy or to another receiver or assignee for the benefit of creditors by operation of law or otherwise. Upon request, Tenant shall attorn to any successor to Landlord and shall execute any documents reasonable requires to carry out such attornment.
     31. INTEREST: All unpaid amounts due Landlord under this Lease shall bear interest at the rate of 25% percent per year from the due date until paid.
     32. ENTIRE AGREEMENT: This Lease supersedes all prior negotiations and agreements between the parties hereto. The parties have made no representations, warranties, understandings or agreements other than those expressly set forth herein.
     33. AMENDMENTS: This Lease may be amended or modified in whole or in part only by a written agreement executed in the same manner as this Lease and making specific reference hereto.
     34. CONSTRUCTION: Unless the context otherwise requires, when used in the Lease, the singular includes the plural and vice versa, and the masculine includes the feminine and neuter and vice versa. A person is deemed to include and individual or entity. If any provisions of this Lease be officially found to be contrary to law, or void as against public policy or otherwise, such provisions shall be either modified to conform to the laws or considered severable with the remaining provisions thereof continuing in full force. The titles and headings in this Lease are used only to facilitate reference, and in no way to define or limit the scope or intent of any of the provisions of this Lease. This Lease may be executed in two or more counterparts, all of which taken together shall constitute one instrument. All Riders attached to this Lease and signed or initialed by Landlord and Tenant are incorporated herein by reference. This Lease shall be governed by the internal laws of Missouri.
     35. NOTICES: All notices, consents, approvals, requests, waivers, objections, or other communications (collectively “Notices”) required under this Lease shall be in writing and shall be served by hand delivery, by prepaid United States certified mail, return receipt requested, or by reputable overnight delivery service guaranteeing next-day delivery and providing a receipt, and addressed to Tenant at the Premises or to the Landlord where rent is payable or at such other address as either party shall designate by written notice to the other party. Notices shall be deemed effective the day after mailing or upon the receipt or refusal of either hand delivery or next-day delivery.

     36. FRANCHISE DISCLOSURE: (Broker to check box only if applicable).
☐ Broker is a member of a franchise and pursuant to the terms of its franchise agreement, the franchisor has no legal liability for the actions of Broker, despite its use of franchisor’s trade name or insignia.
     37. BROKERAGE RELATIONSHIP: By signing below, Tenant and Landlord confirm that disclosure of the undersigned licensee(s) brokerage relationship, as required by law or regulation, was made to the Landlord and/or Tenant or their respective agents and/or transaction brokers (as the case may be), by said undersigned licensee(s), not later than the first showing of the Premises, upon first contact, or immediately upon the occurrence of any change to their relationship.

Licensee assisting Tenant is a:	Licensee assisting Landlord is a:
(Check all that apply)	(Check all that apply)
☐ Tenant’s Limited Agent (acting on behalf of Tenant).	☐ Tenant’s Limited Agent (acting on behalf of Tenant).

☑ Landlord’s Limited Agent (acting on behalf of Landlord).	☑ Landlord’s Limited Agent (acting on behalf of Landlord).

☐ Dual Agent (acting on behalf of both Tenant and Landlord).	☐ Dual Agent (acting on behalf of both Landlord and Tenant).

☐ Designated Agent (designated to act on behalf of Tenant).	☐ Designated Agent (designated to act on behalf of Landlord).

☐ Transaction Broker Assisting Landlord (not acting on behalf of either Tenant or Landlord).	☐ Transaction Broker Assisting Landlord (not acting on behalf of either Landlord or Tenant).

☐ Subagent of Landlord (acting on behalf of Landlord).
By signing below, the licensee(s) confirm making timely disclosures of its brokerage relationship to the appropriate parties.

Reece & Nichols —Ide Capital Realty	Reece & Nichols —Ide Capital Realty

Broker’s Firm Assisting Tenant (and MLS ID no., if any)	Broker’s Firm Assisting Landlord (and MLS ID no., if any)

By (Signature)	By (Signature)

Licensee’s Printed Name:	Lynne Stover/Laura Wyeth	Licensee’s Printed Name:	Lynne Stover/Laura Wyeth

Address:	3827 Beck Rd.	Address:	3827 Beck Rd.

	St. Joseph, MO 64506		St. Joseph, MO 64506

Date:	3-8-06	Date:	3-8-06

Facsimile:	816-233-5201	Facsimile:	816-233-5201

     38. TIMELY AND EXACT PERFORMANCE ARE ESSENTIAL TO THIS LEASE.
     39. RIDERS: The following Riders are attached hereto and incorporated herein as part of this Lease (check all that apply)

     ☐ Option to Purchase (RES-3000) ☑ Other See attached Equipment Lease.
      40. ADDITIONAL COVENANTS AND AGREEMENTS: Tenant will pay utilities at a prorated rate determined by square footage. Tenant is aware that this is a shared space with Brown Transfer and Bradley Martin. Upon signing of this lease, Tenant will pay Landlord $5700.00, which is equivalent to first and last months rent. If Tenant defaults on the equipment lease then he will also be in default of this lease. Tenant will have the right to renew this Lease at the end of the 6 months if Landlord has not found a buyer for the building.
IN WITNESS WHEREOF, the parties have executed this Lease on the date(s) indicated below their respective signatures.

TENANT (for a corporation or other entity)		LANDLORD (for a corporation)
By		By

	Title		Title

Attest:		Attest:

	Secretary		Secretary

TENANT (for one or more individuals)		LANDLORD (for one or more individuals)

Date:	03/08/06	Date:	3-8-06

Approved by legal counsel for use exclusively by members of the Missouri Association of Realtors, P.O. Box 1327, Columbia Missouri 65205. No warranty is made or implied as to the legal validity or adequacy of this Lease, or that is compiles in every respect with the law or that its use is appropriate for all situations. Local law, customs, and practice, and differing circumstances in each transaction, may each dictate that amendments to this Lease be made. Last Revised 11-16-05. All previous versions of this document are no loner approved.
© 1994 Missouri association of Realtors

Company:	Lynne Stover	S/N:	PCF5-60503

Provided by:	Reece and Nichols Ide Capital Realty	printed using software from Professional Computer forms Co. v. 12/05

AMENDMENT TO LEASE
5002 S. 169 Hwy
St. Joseph, MO 84507
Landlord: Linden and Beverly Black
Tenant:: All American Pet Company, Inc. / Barry and Lisa Bershan
This is an attachment to the lease dated March 8, 2006, between Linden and Beverly Black and All American Pet Company, Inv/Barry Schwartz and Lisa Bershan. The tenant will be leasing an additional 8000 sq. ft. @ $3.50 per sq. ft. or $2,633.33 per month. The June 2006 payment is due immediately. Starting with the July payment the total lease payment will be $5,383.33 per month with the same terms and conditions stated in the original lease. The tenant will occupy a total of 18,750 sq ft which will be referred to as Warehouse B & C. Should the building be purchased of leased by someone other than Linden and Beverly Black, the lease for All American Pet Company, Inc./Barry Schwartz and Lisa Bershan will have the same terms and conditions with the only change being who and where payments will be made. The option to renew will be for 1 year from September 8, 2006, at the same rate of $3.80 par sq ft and the lease will also stay the same upon transfer of ownership.

Tenant	Landlord
Barry Schwartz/	Linden and Beverly Black
Lisa Bershan